Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-000000) pertaining to the Comfort Systems USA, Inc. 2017 Omnibus Incentive Plan of our reports dated February 23, 2017, with respect to the consolidated financial statements of Comfort Systems USA, Inc. and the effectiveness of internal controls over financial reporting of Comfort Systems USA, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

October 26, 2017